Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Plan Administrator
Clayton Williams Energy, Inc. 401(k) Plan and Trust:

We consent to the incorporation by reference in the Registration Statement (No. 33-69688) on Form S-8 of Clayton Williams Energy, Inc. of our report dated June 25, 2008, relating to our audit of the financial statements and the financial statement schedule, which appear in this Annual Report on Form 11-K of Clayton Williams Energy, Inc. 401(k) Plan and Trust for the years ended December 31, 2007 and 2006.

Hein & Associates LLP

June 25, 2008
Dallas, Texas